EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports Results for the
Third Quarter Ended September 26, 2020
40% Growth in Military and Space Revenue and Strong Electronics Operating Income Buffer Impact from Commercial Aerospace Challenges
SANTA ANA, CALIFORNIA (October 28, 2020) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 26, 2020.
Third Quarter 2020 Recap
•Revenue was $150.4 million
•Net income of $6.5 million, or $0.54 per diluted share
•Adjusted net income of $8.3 million, or $0.69 per diluted share
•Gross margin increased 110 basis points year-over-year to 22.3%
•Adjusted EBITDA increased 130 basis points year-over-year to 14.4% of revenue
“Ducommun’s results due to our defense business and operational performance really shined in the third quarter despite significant headwind from the pandemic in commercial aerospace along with the continued grounding of the 737 MAX,” said Stephen G. Oswald, chairman, president and chief executive officer. “The defense business grew 40% year-over-year, reflecting a diverse array of demand for nearly all aspects of the Company’s product portfolio. Our military and space backlog* remains at record levels as well, positioning the Company for continued strong performance in this part of our business now and in 2021.
“At the same time, our relentless focus on efficiency, asset utilization and cost reduction resulted in gross margins rising 110 basis points year-over-year to 22.3% along with adjusted operating margins of 8.2%, versus 8.1% in 2019. Our Electronic Systems segment posted particularly robust results, with revenue up 14% and adjusted operating income of 14.7%, a 400 basis points improvement. EPS was also $0.69 per diluted share on an adjusted basis which was a $0.21 per diluted share increase from Q2. I’m very pleased with this standout performance and want to extend a special thanks to our dedicated employees who are outperforming the current challenging conditions.
“While near term shipments within the commercial aerospace market will remain under pressure, our operations’ footprint and capacity are ready to support the eventual demand increases. We are also cautiously optimistic given the recent positive statements about the 737 MAX’s return to service. Overall, Ducommun is well positioned to weather the remaining headwinds and is prepared for strengthening economic fundamentals and a return to revenue growth for the Company in 2021.”
Third Quarter Results
Net revenue for the third quarter of 2020 was $150.4 million compared to $181.1 million for the third quarter of 2019. The year-over-year decrease of 17.0% was primarily due to the following:
•$62.9 million lower revenue in the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; partially offset by
•$33.4 million higher revenue in the Company’s military and space end-use markets due to additional content and higher build rates on other military and space platforms, higher build rates on military fixed-wing aircraft platforms and various missile platforms.

Net income for the third quarter of 2020 was $6.5 million, or $0.54 per diluted share, compared to $8.3 million, or $0.70 per diluted share, for the third quarter of 2019. This reflects a $4.9 million decrease in gross profit due to lower revenue and higher restructuring charges of $1.1 million, partially offset by lower SG&A expenses of $1.6 million.
Gross profit for the third quarter of 2020 was $33.5 million, or 22.3% of revenue, compared to gross profit of $38.3 million, or 21.2% of revenue, for the third quarter of 2019. The increase in gross profit margin as a percentage of net revenue year-over-year was due to favorable product mix, partially offset by unfavorable manufacturing volume.
Operating income for the third quarter of 2020 was $10.3 million, or 6.8% of revenue, compared to $14.6 million, or 8.1% of revenue, in the comparable period last year. The year-over-year decrease of $4.3 million was due to lower revenue, partially offset by lower SG&A expenses. Adjusted operating income for the third quarter of 2020 was $12.4 million, or 8.2% of revenue, compared to $14.6 million, or 8.1% of revenue, in the comparable period last year.
Interest expense for the third quarter of 2020 was $3.1 million compared to $4.4 million in the comparable period of 2019. The year-over-year decrease was due to lower interest rates, partially offset by a higher outstanding balance on the Company’s credit facilities driven by the acquisition of Nobles Worldwide, Inc. (“Nobles”) in October 2019, and higher net draw downs on the Company’s revolving credit facility, including $50.0 million during the first quarter of 2020, which remained as cash on hand at the end of the third quarter of 2020.
Adjusted EBITDA for the third quarter of 2020 was $21.6 million, or 14.4% of revenue, compared to $23.6 million, or 13.1% of revenue, for the comparable period in 2019.
During the third quarter of 2020, the net cash provided by operations was $4.9 million compared to $12.0 million during the third quarter of 2019. The change year-over-year was due to higher contract assets and lower accounts payable, partially offset by higher contract liabilities and lower accounts receivable.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of September 26, 2020 was $796.0 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of September 26, 2020 were $746.1 million compared to $745.3 million as of December 31, 2019.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended September 26, 2020 was $103.5 million, compared to $90.6 million for the third quarter of 2019. The year-over-year increase was primarily due to the following:
•$23.1 million higher revenue within the Company’s military and space end-use markets due to higher build rates on other military and space platforms and military fixed-wing aircraft platforms; partially offset by
•$9.0 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on other commercial aerospace platforms, large aircraft platforms, and commercial rotary-wing aircraft platforms.
Electronic Systems segment operating income for the quarter ended September 26, 2020 was $14.9 million, or 14.4% of revenue, compared to $9.7 million, or 10.7% of revenue, for the comparable quarter in 2019. The year-over-year increase of $5.2 million was due to favorable volume and favorable mix.
Structural Systems
Structural Systems segment net revenue for the quarter ended September 26, 2020 was $46.9 million, compared to $90.5 million for the third quarter of 2019. The year-over-year decrease was due to the following:
•$53.9 million lower revenue within the Company’s commercial aerospace end-use markets due to lower build rates on large aircraft platforms; partially offset by
•$10.3 million higher revenue within the Company’s military and space end-use markets due to higher build rates on military rotary-wing aircraft platforms, various missile platforms, and military fixed-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended September 26, 2020 was $1.8 million, or 3.8% of revenue, compared to $12.9 million, or 14.2% of revenue, for the comparable quarter in 2019. The year-over-year decrease of $11.1 million was due to unfavorable manufacturing volume.

Structural Systems segment adjusted operating income for the quarter ended September 26, 2020 was $3.6 million, or 7.7% of revenue, compared to $12.9 million, or 14.2% of revenue, for the comparable quarter in 2019.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2020 were $6.4 million, or 4.2% of total Company revenue, compared to $7.9 million, or 4.4% of total Company revenue, for the comparable quarter in the prior year. The decrease in CG&A expenses was due to lower professional services fees of $1.1 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, interim chief financial officer and treasurer, and controller and chief accounting officer will be held today, October 28, 2020 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately 10 minutes prior to the conference time. The participant passcode is 5817565. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at Ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 5817565.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the

Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, October 28, 2020, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, and Guaymas fire related expenses).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 26, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$74,555	$39,584
Accounts receivable, net	62,805	67,133
Contract assets	140,717	106,670
Inventories	127,038	112,482
Production cost of contracts	7,552	9,402
Other current assets	12,438	5,497
Total Current Assets	425,105	340,768
Property and equipment, Net	107,003	115,216
Operating lease right-of-use assets	17,098	19,105
Goodwill	170,830	170,917
Intangibles, net	128,019	138,362
Deferred income taxes	58	55
Other assets	5,248	6,006
Total Assets	$853,361	$790,429
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$65,692	$82,597
Contract liabilities	26,833	14,517
Accrued and other liabilities	35,276	37,620
Operating lease liabilities	3,106	2,956
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	137,907	144,690
Long-term debt, less current portion	340,324	300,887
Non-current operating lease liabilities	15,346	17,565
Deferred income taxes	18,405	16,766
Other long-term liabilities	21,944	17,721
Total Liabilities	533,926	497,629
Commitments and contingencies
Shareholders’ Equity
Common stock	117	116
Additional paid-in capital	94,783	88,399
Retained earnings	232,074	212,553
Accumulated other comprehensive loss	(7,539)	(8,268)
Total Shareholders’ Equity	319,435	292,800
Total Liabilities and Shareholders’ Equity	$853,361	$790,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net Revenues	$150,371	$181,101	$471,155	$534,162
Cost of Sales	116,906	142,774	368,218	422,076
Gross Profit	33,465	38,327	102,937	112,086
Selling, General and Administrative Expenses	22,093	23,724	67,253	71,031
Restructuring Charges	1,107	—	1,768	—
Operating Income	10,265	14,603	33,916	41,055
Interest Expense	(3,101)	(4,363)	(11,068)	(13,140)
Other Income	99	—	99	—
Income Before Taxes	7,263	10,240	22,947	27,915
Income Tax Expense	762	1,937	3,426	4,325
Net Income	$6,501	$8,303	$19,521	$23,590
Earnings Per Share
Basic earnings per share	$0.56	$0.72	$1.67	$2.05
Diluted earnings per share	$0.54	$0.70	$1.64	$2.00
Weighted-Average Number of Common Shares Outstanding
Basic	11,703	11,551	11,660	11,501
Diluted	11,959	11,794	11,886	11,784

Gross Profit %	22.3%	21.2%	21.8%	21.0%
SG&A %	14.7%	13.1%	14.3%	13.3%
Operating Income %	6.8%	8.1%	7.2%	7.7%
Net Income %	4.3%	4.6%	4.1%	4.4%
Effective Tax Rate	10.5%	18.9%	14.9%	15.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 26, 2020	September 28, 2019	% of Net Revenues 2020	% of Net Revenues 2019	% Change	September 26, 2020	September 28, 2019	% of Net Revenues 2020	% of Net Revenues 2019
Net Revenues
Electronic Systems	14.2%	$103,470	$90,588	68.8%	50.0%	11.2%	$293,540	$264,045	62.3%	49.4%
Structural Systems	(48.2)%	46,901	90,513	31.2%	50.0%	(34.2)%	177,615	270,117	37.7%	50.6%
Total Net Revenues	(17.0)%	$150,371	$181,101	100.0%	100.0%	(11.8)%	$471,155	$534,162	100.0%	100.0%
Segment Operating Income
Electronic Systems		$14,867	$9,657	14.4%	10.7%		$40,427	$28,750	13.8%	10.9%
Structural Systems		1,769	12,877	3.8%	14.2%		13,373	35,199	7.5%	13.0%
		16,636	22,534				53,800	63,949
Corporate General and Administrative Expenses(1)		(6,371)	(7,931)	(4.2)%	(4.4)%		(19,884)	(22,894)	(4.2)%	(4.3)%
Total Operating Income		$10,265	$14,603	6.8%	8.1%		$33,916	$41,055	7.2%	7.7%
Adjusted EBITDA
Electronic Systems
Operating Income		$14,867	$9,657				$40,427	$28,750
Depreciation and Amortization		3,492	3,569				10,591	10,602
Restructuring Charges		304	—				332	—
		18,663	13,226	18.0%	14.6%		51,350	39,352	17.5%	14.9%
Structural Systems
Operating Income		1,769	12,877				13,373	35,199
Depreciation and Amortization		3,528	3,350				10,956	9,750
Restructuring Charges		803	—				1,436	—
Guaymas fire related expenses		1,022	—				1,022	—
		7,122	16,227	15.2%	17.9%		26,787	44,949	15.1%	16.6%
Corporate General and Administrative Expenses(1)
Operating loss		(6,371)	(7,931)				(19,884)	(22,894)
Other Income		99	—				99	—
Depreciation and Amortization		58	73				194	399
Stock-Based Compensation Expense		2,076	2,051				6,605	5,322
		(4,138)	(5,807)				(12,986)	(17,173)
Adjusted EBITDA		$21,647	$23,646	14.4%	13.1%		$65,151	$67,128	13.8%	12.6%
Capital Expenditures
Electronic Systems		$586	$1,768				$3,518	$4,820
Structural Systems		1,796	2,747				4,400	10,108
Corporate Administration		—	—				—	—
Total Capital Expenditures		$2,382	$4,515				$7,918	$14,928
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income	September 26, 2020	September 28, 2019	% of Net Revenues 2020	% of Net Revenues 2019	September 26, 2020	September 28, 2019	% of Net Revenues 2020	% of Net Revenues 2019
GAAP Operating income	$10,265	$14,603			$33,916	$41,055

GAAP Operating income - Electronic Systems	$14,867	$9,657			$40,427	$28,750
Adjustments:
Restructuring charges	304	—			332	—
Adjusted operating income - Electronic Systems	15,171	9,657	14.7%	10.7%	40,759	28,750	13.9%	10.9%

GAAP Operating income - Structural Systems	1,769	12,877			13,373	35,199
Adjustments:
Restructuring charges	803	—			1,436	—
Guaymas fire related expenses	1,022	—			1,022	—
Adjusted operating income - Structural Systems	3,594	12,877	7.7%	14.2%	15,831	35,199	8.9%	13.0%

GAAP Operating loss - Corporate	(6,371)	(7,931)			(19,884)	(22,894)
Adjustment:
Restructuring charges	—	—			—	—
Adjusted operating loss - Corporate	(6,371)	(7,931)			(19,884)	(22,894)
Total adjustments	2,129	—			2,790	—
Adjusted operating income	$12,394	$14,603	8.2%	8.1%	$36,706	$41,055	7.8%	7.7%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Earnings	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP Net income	$6,501	$8,303	$19,521	$23,590
Adjustments:
Restructuring charges (1)	930	—	1,485	—
Guaymas fire related expenses (1)	858	—	858	—
Total adjustments	1,788	—	2,343	—
Adjusted net income	$8,289	$8,303	$21,864	$23,590

	Three Months Ended		Nine Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP Diluted earnings per share (“EPS”)	$0.54	$0.70	$1.64	$2.00
Adjustments:
Restructuring charges (1)	0.08	—	0.12	—
Guaymas fire related expenses (1)	0.07	—	0.07	—
Total adjustments	0.15	—	0.19	—
Adjusted diluted EPS	$0.69	$0.70	$1.83	$2.00

Shares used for adjusted diluted EPS	11,959	11,794	11,886	11,784
(1) Includes effective tax rate of 16.0% for 2020 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	September 26, 2020	December 31, 2019
Consolidated Ducommun
Military and space	$505,690	$451,293
Commercial aerospace	268,894	430,642
Industrial	21,411	28,286
Total	$795,995	$910,221
Electronic Systems
Military and space	$368,841	$311,027
Commercial aerospace	62,212	75,719
Industrial	21,411	28,286
Total	$452,464	$415,032
Structural Systems
Military and space	$136,849	$140,266
Commercial aerospace	206,682	354,923
Total	$343,531	$495,189
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of September 26, 2020 was $796.0 million compared to $910.2 million as of December 31, 2019. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $746.1 million.